SHARE EXCHANGE AGREEMENT

by and among

SMSA KERRVILLE ACQUISITION CORP.

STC EDGAR, INC.

and

THE SHAREHOLDERS OF
STC EDGAR, INC. NAMED HEREIN

Dated as of December 15, 2010

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this "Agreement"), dated as of December 15, 2010, is by and among SMSA Kerrville Acquisition Corp., a Nevada corporation ("SMSA"), STC EDGAR, Inc., a Texas corporation ("STC"), and the shareholders of STC identified on Annex A hereto (each, a "Shareholder" and together the "Shareholders"). Each of the parties to this Agreement is individually referred to herein as a "Party" and collectively, as the "Parties." Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in Annex B hereto.

BACKGROUND

A. STC has 1,000 ordinary shares (the "STC Stock") issued and outstanding, all of which are held by the Shareholders. Each Shareholder is the record and beneficial owner of the number of shares of STC Stock set forth opposite such Shareholder's name on Annex A hereto. Each Shareholder has agreed to transfer all of his, her or its (hereinafter "its") shares of STC Stock in exchange for a number of newly issued shares of the Common Stock, $0.001 par value, of SMSA (the "SMSA Stock") that will, in the aggregate, constitute 95% of the issued and outstanding capital stock of SMSA on a fully diluted basis as of and immediately after the Closing. The number of shares of SMSA Stock to be received by each Shareholder is listed opposite each such Shareholder's name on Annex A. The aggregate number of shares of SMSA Stock that is reflected on Annex A is referred to herein as the "Shares."

B. The Board of Directors of each of SMSA and STC has determined that it is desirable to effect this plan of reorganization and share exchange.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
Exchange of Shares

1.1. Share Exchange. At the Closing, each Shareholder shall sell, transfer, convey, assign and deliver to SMSA its STC Stock free and clear of all Liens, in exchange for the SMSA Stock listed on Annex A opposite such Shareholder's name.

1.2. Closing. The closing (the "Closing") of the transactions contemplated hereby (the "Transactions") shall take place at the offices of STC, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Transactions (other than conditions with respect to actions that the respective parties will take at Closing) or such other date and time as the Parties may mutually determine (the "Closing Date").

ARTICLE II

Representations and Warranties of the Shareholders

Each of the Shareholders hereby severally (and not jointly) represents and warrants to SMSA with respect to itself, as follows.

2.1. Good Title. The Shareholder is the record and beneficial owner, and has good title to its STC Stock, with the right and authority to sell and deliver such STC Stock. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of SMSA as the new owner of such STC Stock in the share register of STC, SMSA will receive good title to such STC Stock, free and clear of all Liens.

2.2. Power and Authority. The Shareholder has the legal power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Shareholder to enter into this Agreement and to carry out the Transactions have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with the terms hereof.

2.3. No Conflicts. The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or Governmental Entity under any Laws; (b) will not violate any Laws applicable to the Shareholder; and (c) will not violate or breach any contractual obligation to which the Shareholder is a party.

2.4. Litigation. There is no pending proceeding against the Shareholder that involves the Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of the Shareholder, no such proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such proceeding.

2.5. No Finder's Fee. The Shareholder has not created any obligation for any finder's, investment banker's or broker's fee in connection with the Transactions that are not payable entirely by the Shareholder.

2.6. Purchase Entirely for Own Account. The Shareholder is acquiring the SMSA Stock proposed to be acquired hereunder for investment for its own account and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling or otherwise distributing the SMSA Stock, except in compliance with applicable securities laws.

2.7. Available Information. The Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in SMSA and has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the SMSA Stock.

2.8. Non-Registration. The Shareholder understands that the SMSA Stock has not been registered under the Securities Act and, if issued in accordance with the provisions of this

Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder's representations as expressed herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the SMSA Stock in accordance with SMSA's charter documents or the laws of its jurisdiction of incorporation.

2.9. Restricted Securities. The Shareholder understands that the Shares are characterized as "restricted securities" under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholder pursuant hereto, the Shares would be acquired in a transaction not involving a public offering. The issuance of the Shares hereunder is being effected in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. The Shareholder further acknowledges that if the Shares are issued to the Shareholder in accordance with the provisions of this Agreement, such Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

2.10. Accredited Investor. The Shareholder is an "accredited Investor" within the meaning of Rule 501 under the Securities Act and the Shareholder was not organized for the specific purpose of acquiring the Shares.

2.11. Legends. It is understood that the SMSA Stock will bear the following legend or one that is substantially similar to the following legend:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

2.12. Additional Legend. Additionally, the SMSA Stock will bear any legend required by the "blue sky" laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

2.13. Disclosure. This Agreement, the schedules hereto and any certificate attached hereto, if any, or delivered in accordance with the terms hereof by or on behalf of the

Shareholder in connection with the Transactions, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE III
Representations and Warranties of STC

STC represents and warrants to SMSA and the Shareholders as follows.

3.1. Organization, Standing and Power. STC and each of its subsidiaries, if any, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on STC and its subsidiaries taken as a whole, a material adverse effect on the ability of STC to perform its obligations under this Agreement or on the ability of STC to consummate the Transactions (a "STC Material Adverse Effect"). STC and each of its subsidiaries is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a STC Material Adverse Effect.

3.2. Subsidiaries; Equity Interests.

(a) If applicable, all the outstanding shares of capital stock or equity investments of each subsidiary have been validly issued and are fully paid and nonassessable and are as of the date of this Agreement owned by STC or by another subsidiary of STC, free and clear of all Liens.

(b) Except for its interests in its subsidiaries, STC does not, as of the date of this Agreement, own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

3.3. Capital Structure. Except as set forth above, no shares of capital stock or other voting securities of STC are issued, reserved for issuance or outstanding. STC is the sole record and beneficial owner of all of the issued and outstanding capital stock of each of its subsidiaries. All outstanding shares of the capital stock of STC and each of its subsidiaries are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of its jurisdiction of formation, the STC Constituent Instruments or any Contract to which STC is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of STC or any of its subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of STC Stock or the capital stock of any of its subsidiaries may vote ("Voting STC Debt"). As of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock

appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which STC or any of its subsidiaries is a party or by which any of them is bound (a) obligating STC or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, STC or any of its subsidiaries or any Voting STC Debt, (b) obligating STC or any of its subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of STC or of any of its subsidiaries. As of the date of this Agreement, there are not any outstanding contractual obligations of STC to repurchase, redeem or otherwise acquire any shares of capital stock of STC.

3.5. Authority; Execution and Delivery; Enforceability. STC has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by STC of this Agreement and the consummation by STC of the Transactions have been duly authorized and approved by the Board of Directors of STC and no other corporate proceedings on the part of STC are necessary to authorize this Agreement and the Transactions. When executed and delivered, this Agreement will be enforceable against STC in accordance with its terms.

3.6. No Conflicts; Consents.

(a) The execution and delivery by STC of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of STC or any of its subsidiaries under, any provision of (i) the STC Constituent Instruments or the comparable charter or organizational documents of any of its subsidiaries, (ii) any Contract to which STC or any of its subsidiaries is a party or to which any of their respective properties or assets is subject or (iii) subject to the filings and other matters referred to in Section 3.5(b), any material judgment, order or decree or material Law applicable to STC or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a STC Material Adverse Effect.

(b) Except for required filings with the SEC and applicable "Blue Sky" or state securities commissions, no Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to STC or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

3.7. Taxes.

(a) STC and each of its subsidiaries has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a STC Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a STC Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of STC know of no basis for any such claim.

(b) STC has an adequate reserve for all Taxes payable by STC and its subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against STC or any of its subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a STC Material Adverse Effect.

3.8. Litigation. There is no Action against or affecting STC or any of its subsidiaries or any of their respective properties which (a) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Shares or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a STC Material Adverse Effect. Neither STC nor any of its subsidiaries, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

3.9. Compliance with Applicable Laws. STC and each of its subsidiaries have conducted their business and operations in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a STC Material Adverse Effect. STC has not received any written communication during the past two years from a Governmental Entity that alleges that STC is not in compliance in any material respect with any applicable Law. This Section 3.9 does not relate to matters with respect to Taxes, which are the subject of Section 3.6.

3.10. Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of STC or any of its subsidiaries.

3.11. Title to Properties. STC and each of its subsidiaries has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which STC or any of its subsidiaries has leasehold interests, are free and clear of all Liens other than those set forth in the STC Disclosure Letter and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of STC and its subsidiaries to conduct business as currently conducted.

3.12. Absence of Certain Changes or Events. STC has conducted its business only in the ordinary course, and during such period there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of STC or any of its subsidiaries, except changes in the ordinary course of business that have not caused, in the aggregate, a STC Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a STC Material Adverse Effect;

(c) any waiver or compromise by STC or any of its subsidiaries of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by STC or any of its subsidiaries, except in the ordinary course of business and the satisfaction or discharge of which would not have a STC Material Adverse Effect;

(e) any material change to a material Contract by which STC or any of its subsidiaries or any of its respective assets is bound or subject;

(f) any mortgage, pledge, transfer of a security interest in, or lien, created by STC or any of its subsidiaries, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair STC's or its subsidiaries' ownership or use of such property or assets;

(g) any loans or guarantees made by STC or any of its subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families, or any loans or advances to any persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivision other than travel advances and other advances made in the ordinary course of its business;

(h) any alteration of STC's method of accounting or the identity of its auditors;

(i) any declaration or payment of dividend or distribution of cash or other property to the Shareholders or any purchase, redemption or agreements to purchase or redeem any STC Stock;

(j) any issuance, sale, disposition or encumbrance of equity securities to any officer, director or affiliate, except pursuant to existing STC stock option plans, or any change in their outstanding shares of capital stock or their capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise; or

(k) any arrangement or commitment by STC or any of its subsidiaries to do any of the things described in this Section 3.12.

3.13 No Additional Agreements. STC does not have any agreements or understandings with the Shareholders with respect to the Transactions other than as specified in this Agreement.

ARTICLE IV
Representations and Warranties of SMSA

SMSA represents and warrants as follows to STC and the Shareholders.

4.1. Organization, Standing and Power. SMSA is duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on SMSA, a material adverse effect on the ability of SMSA to perform its obligations under this Agreement or on the ability of SMSA to consummate the Transactions (a "SMSA Material Adverse Effect"). SMSA is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification necessary and where the failure to so qualify would reasonably be expected to have a SMSA Material Adverse Effect. SMSA has delivered to STC or its counsel true and complete copies of the SMSA Charter and the SMSA Bylaws.

4.2. Subsidiaries; Equity Interests. SMSA does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

4.3. Capital Structure. The authorized capital stock of SMSA consists of 100,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of undesignated preferred stock, $0.001 par value. All outstanding shares of the capital stock of SMSA are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Nevada Revised Statutes, the SMSA Charter, the SMSA Bylaws or any Contract to which SMSA is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of SMSA having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of SMSA's common stock may vote ("Voting SMSA Debt"). As of the date of this Agreement,

there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which SMSA is a party or by which it is bound (a) obligating SMSA to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, SMSA or any Voting SMSA Debt, (b) obligating SMSA to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of SMSA. As of the date of this Agreement, there are not any outstanding contractual obligations of SMSA to repurchase, redeem or otherwise acquire any shares of capital stock of SMSA. The stockholder list provided to STC or its counsel is a current stockholder list generated by its stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of the SMSA's common stock.

4.4. Authority; Execution and Delivery; Enforceability. The execution and delivery by SMSA of this Agreement and the consummation by SMSA of the Transactions have been duly authorized and approved by the Board of Directors of SMSA and no other corporate proceedings on the part of SMSA are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of SMSA, enforceable against SMSA in accordance with the terms hereof.

4.5. No Conflicts; Consents.

(a) The execution and delivery by SMSA of this Agreement does not, and the consummation of Transactions and compliance with the terms hereof will not, contravene, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of SMSA under, any provision of (i) the SMSA Charter or SMSA Bylaws, (ii) any material Contract to which SMSA is a party or to which any of its properties or assets is subject or (iii) subject to the filings and other matters referred to in Section 4.5(b), any material Order or material Law applicable to SMSA or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a SMSA Material Adverse Effect.

(b) Except for required filings with the SEC and applicable "Blue Sky" or state securities commissions, no Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to SMSA in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

4.6. Taxes.

(a) SMSA has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate,

except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a SMSA Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a SMSA Material Adverse Effect.

(b) The most recent financial statements contained in the SEC Reports reflect an adequate reserve for all Taxes payable by SMSA (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against SMSA, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a SMSA Material Adverse Effect.

(c) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of SMSA. SMSA is not bound by any agreement with respect to Taxes.

4.7. Benefit Plans. SMSA does not, and since its inception never has, maintained or contributed to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of SMSA. As of the date of this Agreement, there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between SMSA and any current or former employee, officer or director of SMSA, nor does SMSA have any general severance plan or policy.

4.8. ERISA Compliance; Excess Parachute Payments. SMSA does not, and since its inception never has, maintained or contributed to any "employee pension benefit plans" (as defined in Section 3(2) of ERISA), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) or any other benefit plan for the benefit of any current or former employees, consultants, officers or directors of SMSA.

4.9. Litigation. There is no Action against or affecting SMSA or any of its properties which (a) adversely affects or challenges the legality, validity or enforceability of either of this Agreement or the Shares or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a SMSA Material Adverse Effect. Neither SMSA nor any director or officer (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

4.10. Compliance with Applicable Laws. SMSA is in compliance with all applicable Laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a SMSA

Material Adverse Effect. SMSA has not received any written communication during the past two years from a Governmental Entity that alleges that SMSA is not in compliance in any material respect with any applicable Law.

4.11. Contracts. There are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of SMSA taken as a whole. SMSA is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or to which it or any of its properties or assets is subject, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a SMSA Material Adverse Effect.

4.13. Title to Properties. SMSA has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which SMSA has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of SMSA to conduct business as currently conducted. SMSA has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. SMSA enjoys peaceful and undisturbed possession under all such material leases.

4.14. Intellectual Property. SMSA does not own, nor is validly licensed nor otherwise has the right to use, any Intellectual Property Rights. No claims are pending or, to the knowledge of SMSA, threatened that SMSA is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right.

4.15. Labor Matters. There are no collective bargaining or other labor union agreements to which SMSA is a party or by which it is bound. No material labor dispute exists or, to the knowledge of SMSA, is imminent with respect to any of the employees of SMSA.

4.16. Absence of Certain Changes or Events. SMSA has conducted its business only in the ordinary course, and during such period there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of SMSA from that reflected in the financial statements contained in the SEC Reports, except changes in the ordinary course of business that have not caused, in the aggregate, a SMSA Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a SMSA Material Adverse Effect;

(c) any waiver or compromise by SMSA of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by SMSA, except in the ordinary course of business and the satisfaction or discharge of which would not have a SMSA Material Adverse Effect;

(e) any material change to a material Contract by which SMSA or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any resignation or termination of employment of any officer of SMSA;

(h) any mortgage, pledge, transfer of a security interest in or lien created by SMSA with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and that do not materially impair SMSA's ownership or use of such property or assets;

(i) any loans or guarantees made by SMSA to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j) any declaration, setting aside or payment or other distribution in respect of any of SMSA's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by SMSA;

(k) any alteration of SMSA's method of accounting or the identity of its auditors;

(l) any issuance of equity securities to any officer, director or affiliate, except pursuant to existing SMSA stock option plans; or

(m) any arrangement or commitment by SMSA to do any of the things described in this Section 4.17.

4.18. Certain Registration Matters. SMSA has not granted or agreed to grant to any person any rights (including "piggy-back" registration rights) to have any securities of SMSA registered with the SEC or any other governmental authority that have not been satisfied.

4.19. No Additional Agreements. SMSA does not have any agreement or understanding with the Shareholder with respect to the Transactions other than as specified in this Agreement.

ARTICLE V
Conditions to Closing

5.1. SMSA Conditions Precedent. The obligations of the Shareholders and STC to enter into and complete the Closing are subject, at the option of the Shareholders and STC, to the

fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by STC and the Shareholders in writing.

(a) Representations and Covenants. The representations and warranties of SMSA contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. SMSA shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by SMSA on or prior to the Closing Date. SMSA shall have delivered to the Shareholders and STC a certificate, dated the Closing Date, to the foregoing effect.

(b) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of STC or the Shareholders, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of SMSA.

(c) Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by SMSA for the authorization, execution and delivery of this Agreement and the consummation by it of the Transactions shall have been obtained and made by SMSA, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a SMSA Material Adverse Effect.

(d) No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 31, 2009 which has had or is reasonably likely to cause a SMSA Material Adverse Effect.

(e) Post-Closing Capitalization. At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of the capital stock of SMSA, on a fully-diluted basis, as indicated on a schedule to be delivered by the Parties at or prior to the Closing, shall be acceptable to STC and the Shareholders.

(f) Resignations and Appointments. SMSA shall have delivered to STC (i) a letter of resignation from Timothy P. Halter resigning from all offices he holds with SMSA effective upon the Closing and from his position as a director of SMSA; (ii) evidence of the election of Kevin B. Halter as the sole director of SMSA effective as of the Closing and; and (iii) evidence of the election of Kevin B. Halter as the President and Chief Executive Officer of SMSA, and such other officers as may be designated by STC, effective as of the Closing.

(g) Issuance of Stock Certificates. As soon as reasonably practicable, SMSA shall deliver to each Shareholder a certificate representing the new shares of SMSA Stock issued to such Shareholder in accordance with Annex A. The certificates shall not be issued until such time as all Shareholders have executed this Agreement.

5.2. STC and Shareholder Conditions Precedent. The obligations of SMSA to enter into and complete the Closing is subject, at the option of SMSA, to the fulfillment on or prior to

the Closing Date of the following conditions, any one or more of which may be waived by SMSA in writing.

(a) Execution; Representations and Covenants. The Shareholders must have executed this Agreement. The representations and warranties of the Shareholders and STC contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Shareholders and STC shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholders and STC on or prior to the Closing Date. Each of STC and the Shareholders shall have delivered to SMSA a certificate, dated the Closing Date, to the foregoing effect.

(b) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of SMSA, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of STC.

(c) Consents. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Shareholders or STC for the authorization, execution and delivery of this Agreement and the consummation by them of the Transactions, shall have been obtained and made by the Shareholders or STC, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have an STC Material Adverse Effect.

(d) No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since the date of the STC Financial Statements which has had or is reasonably likely to cause an STC Material Adverse Effect.

(e) Post-Closing Capitalization. At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of the capital stock of SMSA, on a fully-diluted basis, as indicated on a schedule to be delivered by the Parties at or prior to the Closing, shall be acceptable to SMSA.

ARTICLE VI
Post Closing Covenants

6.1. Public Announcements. SMSA and STC will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to this Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.

6.2. Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

6.3. Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

6.4. Exclusivity. Neither SMSA nor STC shall (a) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities of SMSA or STC (as applicable), or any assets of SMSA or STC (as applicable) (including any acquisition structured as a merger, consolidation, share exchange or other business combination), (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing, or (c) take any other action that is inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby. Each shall notify the other immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing..

6.5. Access. Each of SMSA and STC shall permit representatives of each other to have full access to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to such party.

6.6. Preservation of Business. From the date of this Agreement until the Closing Date, each of STC and SMSA shall, except as otherwise permitted by the terms of this Agreement, operate only in the ordinary and usual course of business consistent with its past practices and shall use reasonable commercial efforts to (a) preserve intact its business organization, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other Persons material to the operation of its business, and (c) not permit any action or omission that would cause any of its representations or warranties contained herein to become inaccurate or any of its covenants to be breached in any material respect.

ARTICLE VII
Miscellaneous

7.1. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to SMSA, to:

174 FM 1830
Argyle, Texas 76226
Attention: Timothy P. Halter

If to STC, to:

2591 Dallas Parkway, Suite 102
Frisco, TX 75034
Attention: Kevin B. Halter

If to the Shareholders at the addresses of STC.

7.2. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by STC, SMSA and Shareholders holding a majority of the Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Shareholder to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Shareholders then holding the Shares.

7.3. Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, SMSA shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to SMSA of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, SMSA may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

7.4. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Shareholders, SMSA and STC will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.5. Independent Nature of Shareholders' Obligations and Rights. The obligations of each Shareholder under this Agreement are several and not joint with the obligations of any other Shareholder, and no Shareholder shall be responsible in any way for the performance of the obligations of any other Shareholder under this Agreement. The decision of each Shareholder to acquire the Shares pursuant to this Agreement has been made by such Shareholder independently of any other Shareholder. Nothing contained herein, and no action taken by any Shareholder pursuant hereto, shall be deemed to constitute the Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Shareholders are in any way acting in concert or as a group with respect to such obligations or the transactions

contemplated herein. Each Shareholder acknowledges that no other Shareholder has acted as agent for such Shareholder in connection with making its investment hereunder and that no Shareholder will be acting as agent of such Shareholder in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Shareholder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Shareholder to be joined as an additional party in any proceeding for such purpose. Each of STC and SMSA acknowledges that each of the Shareholders has been provided with this same Agreement for the purpose of closing a transaction with multiple Shareholders and not because it was required or requested to do so by any Shareholder.

7.6. Limitation of Liability. Notwithstanding anything herein to the contrary, each of SMSA and STC acknowledges and agrees that the liability of a Shareholder arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Shareholder, and that no trustee, officer, other investment vehicle or any other affiliate of such Shareholder or any investor, shareholder or holder of shares of beneficial interest of such Shareholder shall be personally liable for any liabilities of such Shareholder.

7.7. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

7.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

7.9. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

7.10. Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the STC Disclosure Letter, (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

7.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise

govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Nevada are mandatorily applicable to the Transactions.

7.12. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of each of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the parties hereto have caused this Share Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SMSA KERRVILLE ACQUISITION CORP.

By: ______________________________
Name: Timothy P.Halter
Title: President

STC EDGAR, INC.

By: ______________________________
Name: Kevin B. Halter, Jr.
Title: President

ANNEX A

Shareholders of STC

	Shares of STC Outstanding	SMSA Shares to be Issued
Kevin B. Halter, Jr.	1,000	9,500,000

ANNEX B
Definitions

"Action" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

"Agreement" has the meaning set forth in the Preamble of this Agreement.

"Closing" has the meaning set forth in Section 1.2 of this Agreement.

"Closing Date" has the meaning set forth in Section 1.2 of this Agreement.

"Consent" means any material consent, approval, license, permit, order or authorization.

"Contract" means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

"Governmental Entity" means any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

"Intellectual Property Right" means any patent, patent right, trademark, trademark right, trade name, trade name right, service mark, service mark right, copyright and other proprietary intellectual property right and computer program.

"SMSA" has the meaning set forth in the Preamble of this Agreement.

"SMSA Bylaws" means the Bylaws of SMSA, as amended to the date of this Agreement.

"SMSA Charter" means the Articles of Incorporation of SMSA, as amended to the date of this Agreement.

"SMSA Material Adverse Effect" has the meaning set forth in the Section 4.1 of this Agreement.

"SMSA Stock" has the meaning set forth in the Background Section of this Agreement.

"Law" means any statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, or decree.

"Lien" means any lien, security interest, pledge, equity and claim of any kind, voting trust, stockholder agreement and other encumbrance.

"STC" has the meaning set forth in the Preamble of this Agreement.

"STC Constituent Instruments" means the memorandum and articles of association of STC and such other constituent instruments of STC as may exist, each as amended to the date of this Agreement.

"STC Material Adverse Effect" has the meaning set forth in Section 3.1 of this Agreement.

"STC Stock" has the meaning set forth in the Background Section of this Agreement.

"Party" has the meaning set forth in the Preamble of this Agreement.

"Shareholder" has the meaning set forth in the Preamble of this Agreement.

"Shares" has the meaning set forth in the Background Section of this Agreement.

"Taxes" means all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

"Tax Return" means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

"Transactions" has the meaning set forth in Section 1.2 of this Agreement.

"Transaction Documents" means this Agreement and any other documents or agreements executed in connection with the Transactions.

"Voting SMSA Debt" has the meaning set forth in Section 4.3 of this Agreement.

"Voting STC Debt" has the meaning set forth in Section 3.3 of this Agreement.